MALIZIA SPIDI & FISCH, PC
                                ATTORNEYS AT LAW

901 NEW YORK AVENUE, N.W.                             1900 SOUTH ATHERTON STREET
SUITE 210 EAST                                                         SUITE 101
WASHINGTON, D.C.  20001                                 STATE COLLEGE, PA  16801
(202) 434-4660                                                    (814) 272-3502
FACSIMILE: (202) 434-4661                             FACSIMILE:  (814) 272-3514



September 12, 2006

Board of Directors
MSB Financial Corp.
1902 Long Hill Road
Millington, New Jersey 07946

         Re:      Registration Statement Under the Securities Act of 1933
                  -------------------------------------------------------

Ladies and Gentlemen:

         This opinion is rendered in connection with the Registration Statement on Form S-1 filed with the Securities and Exchange Commission under the Securities Act of 1933 relating to the offer and sale of up to 2,529,281 shares of common stock, par value $0.10 per share (the "Common Stock"), of MSB Financial Corp. (the "Company"). The Common Stock is proposed to be issued pursuant to the Plan of Minority Stock Issuance (the "Plan").

         As special counsel to the Company, we have reviewed the corporate proceedings relating to the offering and the Plan and such other legal matters as we have deemed appropriate for the purpose of rendering this opinion.

         Based on the foregoing, we are of the opinion that the shares of Common Stock of the Company covered by the aforesaid Registration Statement will, when issued in accordance with the terms of the Plan against full payment therefor and upon the declaration of the effectiveness of the Registration Statement on Form S-1, be legally issued, fully paid, and non-assessable shares of Common Stock of the Company.

         We assume no obligation to advise you of any event that may hereafter be brought to our attention that may affect any statement made in the foregoing paragraph after the declaration of effectiveness of the Registration Statement on Form S-1.

         We hereby consent to the use of this opinion and to the reference to our firm appearing in the Company's Prospectus. We also consent to any references to our legal opinion in the Prospectus.

                                                Very truly yours,

                                                /s/MALIZIA SPIDI & FISCH, PC


                                                MALIZIA SPIDI & FISCH, PC